|GRAPHIC|                          1155 Rene-Levesque Boulevard West, Suite 2720
                                                       Montreal, Quebec, H3B 2K8
                                              T(514) 337-2447 // F(514) 337 0985


MANARIS CORPORATION COMPLETES THE SALE OF CLI

MONTREAL, CANADA (February 17, 2006) - Manaris Corporation ("Manaris") (OTCBB:MANS) (FRANKFURT WKN: 255471) announces the closing of a transaction, on February 15, 2006. for the sale of its wholly-owned subsidiary, 6327915 Canada Inc., the holding company of Chartrand Laframboise Inc. and Bureau de credit commercial Inc., to a leading player in the security industry. The share purchase agreement was originally announced on February 9th.

ABOUT MANARIS CORPORATION
Through its wholly-owned subsidiaries, Manaris offers a comprehensive suite of enterprise risk management services and solutions. C-Chip (North America) specializes in the high-tech sector of the security industry, with technology that allows business users to efficiently access, control, manage and monitor remote assets at low costs. Avensys enables businesses and corporations to monitor different types of environments, including air, soil, water as well as buildings and infrastructures.

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and Manaris Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and Manaris Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

CONTACTS:

MANARIS CORPORATION
Mr. John Fraser President and CEO (514) 337-2447

Linda Farha
Zenergy Communications
(514) 273-4034
linda@zenergycom.com

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